Exhibit ii

UNITED STATES OF AMERICA
BEFORE FEDERAL TRADE COMMISSION

COMMISSIONERS:	Deborah Platt Majoras, Chairman
Orson Swindle
Thomas B. Leary
Pamela Jones Harbour
Jon Leibowitz

)
In the Matter of	)
)
CHICAGO BRIDGE & IRON COMPANY N.V.,	)
a foreign corporation,	)
)
CHICAGO BRIDGE & IRON COMPANY,	)	Docket No. 9300
a corporation, and	)
)
PITT-DES MOINES, INC.,	)
a corporation.	)
)

FINAL ORDER

     This matter having been heard by the Commission upon the appeal of Respondents and the cross-appeal of Complaint Counsel, and upon briefs and oral argument in support thereof and opposition thereto, and the Commission for the reasons stated in the accompanying Opinion having determined to sustain the Initial Decision with certain modifications:

     It is ordered that the Initial Decision of the administrative law judge be, and it hereby is, adopted as the Findings of Fact and Conclusions of Law of the Commission, to the extent not inconsistent with the findings of fact and conclusions contained in the accompanying Opinion.

     Other findings of fact and conclusions of law of the Commission are contained in the accompanying Opinion.

     It is further ordered that the following Order to cease and desist be, and it hereby is, entered:

Order

I.

     It is ordered that, for the purposes of this Order, the following definitions shall apply:

A.	“Acquirer” means an entity approved by the Commission to acquire the Relevant Business and assets of New PDM or New CB&I pursuant to this Order.

B.	“Acquisition” means the transaction between CB&I and PDM, consummated on February 7, 2001, in which CB&I acquired the assets and business of PDM’s Water Division and Engineered Construction Division.

C.	“Administrative Services” means accounting, purchasing, warehousing, and other administrative services needed to operate the Relevant Business.

D.	“CB&I” means Respondent Chicago Bridge & Iron Company N.V. and Respondent Chicago Bridge & Iron Company, individually and collectively, as well as their respective directors, officers, employees, agents, representatives, predecessors, successors, and assigns; each subsidiary, division, group, and affiliate controlled by Chicago Bridge & Iron Company N.V. or Chicago Bridge and Iron Company, and the respective directors, officers, employees, agents, representatives, successors, and assigns of each such entity.

E.	“CB&I License” means (i) a worldwide, royalty-free, perpetual, irrevocable, transferable, sublicensable, non-exclusive license to all Intellectual Property owned by or licensed to CB&I for any use and (ii) such tangible embodiments of the licensed rights (including but not limited to physical and electronic copies) as may be necessary or appropriate to enable the Acquirer to utilize the licensed rights.

F.	“Commission” means the Federal Trade Commission.

G.	“Customer Contracts” means all agreements and rights under agreements (including sole-source arrangements, phased contracting, and phased bidding arrangements) between Respondents and any Person(s) pursuant to which Respondents supply services or products relating to the Relevant Business to such Person(s).

H.	“Direct Cost” means the cost of direct material and direct labor used to provide the relevant assistance or service.

I.	“Divestiture Trustee” means a person appointed with the Commission’s approval to effect the divestiture requirements of this Order.

J.	“Intellectual Property” means, without limitation, (i) all trade names, registered and unregistered trademarks, service marks and applications, domain names, trade dress, copyrights, copyright registrations and applications, in both published works and unpublished works; (ii) all patents, patent applications, and inventions and discoveries that may be patentable; and (iii) all know-how, trade secrets, confidential information, customer lists, customer records and files, bidding and estimating documents, software, technical information, data, registrations, applications for governmental approvals, processes and inventions, practices, standards, formulae, recipes, methods, and product and packaging specifications.

K.	“Monitor Trustee” means a person appointed with the Commission’s approval to oversee the divestiture requirements of this Order.

L.	“New CB&I” means the Relevant Business and assets that must be organized pursuant to Paragraph III of this Order but need not be divested except in the manner and to the extent provided in Paragraph V of this Order.

M.	“New PDM” means the Relevant Business and assets that must be organized pursuant to Paragraph III of this Order and that the Commission requires to be divested pursuant to Paragraph IV of this Order.

N.	“PDM” means Pitt-Des Moines, Inc., its directors, officers, employees, agents, representatives, predecessors, successors, and assigns; its subsidiaries, divisions, groups, and affiliates controlled by Pitt-Des Moines, Inc., and the respective directors, officers, employees, agents, representatives, successors, and assigns of each.

O.	“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization, governmental body, or other entity.

P.	“Relevant Business” means all employees, managers, and supervisors and all assets of every description, including but not limited to:

1. All real property (including fee simple interests and real property leasehold interests), including but not limited to the fabrication facilities wherever located;

2. All personal property;

3. All inventories, stores, and supplies;

4. All rights under any contract, including but not limited to any lease, Customer Contract, supply agreement, sole-source arrangement, and procurement contract;

5. All Intellectual Property;

6. All governmental approvals, consents, licenses, permits, waivers, or other authorizations;

7. All rights under warranties and guarantees, express or implied;

8. All items of prepaid expense; and

9. All books, records, and files

engaged, directly or indirectly, in all aspects of engineering, designing, estimating, bidding, procuring, fabricating, erecting, rehabilitating, or selling any: water storage tank or system; industrial process system, including but not limited to any digester, absorber, reactor, and tower; flat bottom tank; pressure vessel or sphere; low temperature or cryogenic tank or system; vacuum chamber or system; steel plate fabrication; and specialty structure, including the Relevant Products.

Q.	“Relevant Business Employee” means any person currently or previously employed by CB&I in the Relevant Business, including but not limited to management, sales, and marketing personnel, engineers, draftsmen, estimators, purchasers, and field personnel.

R.	“Relevant Products” means those products identified and described in the accompanying Opinion as (1) thermal vacuum chambers, (2) liquified natural gas tanks, (3) liquid petroleum gas tanks, and (4) liquid nitrogen, liquid oxygen, and liquid argon tanks.

S.	“Technical Assistance” means providing expert advice, assistance, and training with respect to the operation of the Relevant Business.

II.

     It is further ordered that:

A.	Within thirty (30) days after this Order is final, Respondents shall retain a Monitor Trustee, acceptable to the Commission, to monitor Respondents’ compliance with their obligations under this Order, consult with Commission staff, and report to the Commission regarding Respondents’ compliance with their obligations under this Order.

B.	If Respondents fail to retain a Monitor Trustee as provided in Paragraph II.A of this Order, a Monitor Trustee, acceptable to the Commission, shall be identified and selected by the Commission’s staff within forty-five (45) days after this Order is final.

C.	Respondents shall consent to the following terms and conditions regarding the powers, duties, authorities, and responsibilities of the Monitor Trustee selected under Paragraph II. A or II.B of this Order:

1.	The Monitor Trustee shall have the power and authority to monitor Respondents’ compliance with the terms of this Order and shall exercise such power and authority and carry out the duties and responsibilities of the Monitor Trustee pursuant to the terms of this Order and in a manner consistent with the purposes of this Order, in consultation with Commission’s staff.

2.	Within ten (10) days after Commission’s approval of the Monitor Trustee, Respondents shall execute an agreement that, subject to the approval of the Commission, confers on the Monitor Trustee all the rights and powers necessary to permit the Monitor Trustee to monitor Respondents’ compliance with the terms of this Order in a manner consistent with the purposes of this Order. If requested by Respondents, the Monitor Trustee shall sign a confidentiality agreement prohibiting the use, or the disclosure to anyone other than the Commission (or any Person retained by the Monitor Trustee pursuant to Paragraph II.C.5 of this Order), of any competitively sensitive or proprietary information gained as a result of his or her role as Monitor Trustee, for any purpose other than performance of the Monitor Trustee’s duties under this Order.

3.	The Monitor Trustee’s power and duties under this Paragraph II shall terminate three (3) business days after the Monitor Trustee has completed his or her final report pursuant to Paragraph II.C.8, or at such other time as directed by the Commission.

4.	Respondents shall provide the Monitor Trustee with full and complete access to Respondents’ books, records, documents, personnel, facilities and technical information relating to compliance with this Order, or to any other relevant information that the Monitor Trustee may reasonably request. Respondents shall cooperate with every reasonable request of the Monitor Trustee. Respondents shall take no action to interfere with or impede the Monitor Trustee’s ability to monitor Respondents’ compliance with this Order.

5.	The Monitor Trustee shall serve, without bond or other security, at the expense of Respondents, on such reasonable and customary terms and conditions as the Commission may set. The Monitor Trustee shall have authority to employ, at the expense of Respondents, such consultants, accountants, attorneys and other representatives and assistants as are reasonably necessary to carry out the Monitor Trustee’s duties and responsibilities. The Monitor Trustee shall account for all expenses incurred, including fees for his or her services, subject to the approval of the Commission.

6.	Respondents shall indemnify the Monitor Trustee and hold him or her harmless against any losses, claims, damages, liabilities, or expenses arising out of, or in connection with, the performance of the Monitor Trustee’s duties, including all reasonable fees of counsel and other expenses incurred in connection with the preparation for or defense of any claim, whether or not resulting in any liability, except to the extent that such losses, claims, damages, liabilities, or expenses result from the Monitor Trustee’s gross negligence or willful misconduct. For purposes of this Paragraph II.C.6, the term “Monitor Trustee” shall include all Persons retained by the Monitor Trustee pursuant to Paragraph II.C.5 of this Order.

7.	If at any time the Commission determines that the Monitor Trustee has ceased to act or failed to act diligently, or is unwilling or unable to continue to serve, the Commission may in its discretion appoint a substitute to serve as Monitor Trustee in the same manner as provided by Paragraph II. A or II.B of this Order.

8.	The Monitor Trustee shall report in writing to the Commission (i) every sixty (60) days from the date the Monitor Trustee is appointed, (ii) at the time a divestiture package is presented to the Commission for its approval, such report to include appropriate recommendations regarding (a) the sale of the flat bottom tank, pressure vessel or sphere, and low temperature tanks or systems, (b) the need for, and, if appropriate, the terms applicable to the provision of technical assistance and administrative services, and (c) the qualifications of each proposed acquirer, and (iii) at any other time as requested by the staff of the Commission, concerning Respondents’ compliance with this Order.

D.	On its own initiative or at the request of the Monitor Trustee, the Commission may issue such additional orders or directions as may be necessary or appropriate to assure compliance with the requirements of this Order.

III.

     It is further ordered that:

A.	Within ninety (90) days after the date on which this Order becomes final, CB&I shall reorganize its Relevant Business into two independent, stand-alone operating divisions or subsidiaries, respectively New PDM and New CB&I, each fully, equally, and independently engaged in all aspects of the Relevant Business. The purpose of this Paragraph III is to create two stand-alone business entities, each having approximately equal shares of the markets for the Relevant Products, each fully capable of being divested, and each fully (and, to the extent practicable, equally) engaged in all aspects of the Relevant Business.

B.	In connection with the reorganization mandated by Paragraph III. A of this Order, and in consultation with the Monitor Trustee and the Commission’s staff, CB&I shall accomplish all actions necessary to ensure that New PDM and New CB&I are each assigned Customer Contracts, equitably apportioned among the types of products relating to the Relevant Business, to the extent necessary to effect the purpose of Paragraph III. A; provided, however, that if for any reason CB&I is unable to accomplish such an assignment or transfer of Customer Contracts, it shall enter into such agreements, contracts, or licenses as are necessary to realize the same effect as such transfer or assignment.

C.	Respondents shall transfer to New PDM and to New CB&I all necessary Relevant Business Employees so that each such entity shall possess the technical experience and expertise: (i) to complete all Customer Contracts assigned or transferred to it, (ii) to bid on and obtain new Customer Contracts relating to the Relevant Business, and (iii) to complete any new Customer Contracts relating to the Relevant Business in substantially the same manner and quality employed or achieved by CB&I in the conduct of the Relevant Business prior to the date on which this Order becomes final.

IV.

     It is further ordered that:

A.	No later than one hundred eighty (180) days from the date this Order becomes final, Respondents shall divest New PDM, absolutely and in good faith, at no minimum price, only to an Acquirer that receives the prior approval of the Commission and only in a manner that receives the prior approval of the Commission (including an executed divestiture agreement, which shall not vary from or contradict, or be construed to vary from or contradict, the terms of this Order); provided, however, that if the Acquirer, with the concurrence of the Monitor Trustee, determines that acquiring any or all of the following assets is not necessary to achieve the purposes of this Order, then Respondents need not divest assets that involve no Relevant Products and are related exclusively to engineering, designing, estimating, bidding, procuring, fabricating, erecting, rehabilitating, or selling any water storage tank or system; any industrial process system, including but not limited to any digester, absorber, reactor, and tower; any flat bottom tank; any pressure vessel or sphere; any low-temperature or cryogenic tank or system; any vacuum chamber or system; any steel plate fabrication; or any specialty structure.

B.	Respondents shall comply with all terms of the divestiture agreement approved by the Commission pursuant to this Order, which agreement shall be deemed incorporated by reference into this Order, and any failure by Respondents to comply with the terms of such divestiture agreement shall constitute a failure to comply with this Order.

C.	No later than the date New PDM is divested, CB&I shall grant to the Acquirer a CB&I Licence for use in the conduct of all business acquired under Paragraph IV. A of this Order.

D.	Respondent shall take all actions necessary to assure the employment by the Acquirer of any Relevant Business Employee whose transfer to the Acquirer is required by this Order, including but not limited to:

1.	No later than four (4) weeks before the execution of an agreement to divest New PDM, CB&I shall (i) provide to the Acquirer a list of all Relevant Business Employees; (ii) provide any available contact information, including last known address for any Person formerly employed by any Respondent in the Relevant Business, and whose employment ended after September 8, 2000; (iii) provide the Acquirer an opportunity to interview any Relevant Business Employee; and (iv) allow the Acquirer to inspect the personnel files and other documentation relating to such employees or to any Person formerly employed by any Respondent in the Relevant Business, to the extent permissible under applicable laws.

2.	CB&I shall (i) not offer any incentive to any Relevant Business Employee to decline employment with the Acquirer; (ii) remove any contractual impediments that may deter any Relevant Business Employee from accepting employment with the Acquirer, including but not limited to any non-compete or confidentiality provisions of employment or other contracts with CB&I that would affect the ability of the Relevant Business Employee to be employed by the Acquirer; and (iii) not interfere with the employment by the Acquirer of any Relevant Business Employee.

3.	CB&I shall provide such Relevant Business Employees with financial incentives to accept a position with the Acquirer at the time of divestiture, including but not limited to (i) vesting of all current and accrued pension benefits as of the date of transition of employment to the Acquirer; (ii) continuation of all employee benefits offered by CB&I until the date New PDM is divested; and (iii) no later than thirty (30) days from the date CB&I divests New PDM, payment of a bonus to any Relevant Business Employee who accepts an offer of employment from the Acquirer.

4.	For a period of two (2) years following the date on which the divestiture of New PDM to the Acquirer is completed, CB&I shall not, directly or indirectly, solicit, induce, or attempt to solicit or induce any Relevant Business Employee who has accepted an offer of employment with the Acquirer to terminate his or her employment relationship with the Acquirer unless that individual has been terminated by the Acquirer; provided, however, a violation of this provision will not occur if: (i) Respondents advertise for employees in newspapers, trade publications, or other media not targeted specifically at Relevant Business Employees, or (ii) Respondents hire employees who apply for employment with Respondents, as long as such employees were not solicited by Respondents in violation of this Paragraph IV.D.4.

E.	Respondents shall submit the following reports to the Monitor Trustee: (i) no later than forty-five (45) days from the date this Order becomes final, a report that identifies all assets of the Relevant Business (including but not limited to those listed in Paragraph I.P of this Order) and all Customer Contracts existing at the time this Order becomes final; and (ii) no later than sixty (60) days from the date this Order becomes final, a report that identifies and lists all contracts, assets, and employees that relate to the operation of the Relevant Business.

F.	If in a divestiture agreement that receives the prior approval of the Commission, the Commission approves a Technical Assistance provision:

1.	CB&I shall provide Technical Assistance to the Acquirer sufficient to enable the Acquirer to conduct the Relevant Business in substantially the same manner as that employed by CB&I prior to the date this Order becomes final.

2.	In connection with such Technical Assistance, CB&I shall allow the Acquirer reasonable and timely access to CB&I’s fabrication facilities for the purpose of inspecting fabrication operations relating to the operation of New PDM’s Relevant Business.

Provided, however, that CB&I shall not (i) require the Acquirer to pay compensation for Technical Assistance that exceeds the Direct Cost of providing Technical Assistance; (ii) terminate its obligation to provide Technical Assistance because of a material breach by the Acquirer of any agreement concerning the provision of

Technical Assistance, in the absence of a final order of a court of competent jurisdiction; or (iii) seek to limit the damages (such as indirect, special, and consequential damages) that the Acquirer would be entitled to receive in the event of CB&I’s breach of any agreement to provide Technical Assistance

G.	If in a divestiture agreement that receives the prior approval of the Commission, the Commission approves an Administrative Services provision, CB&I shall provide Administrative Services to the Acquirer at substantially the same level of quality and efforts as those provided by CB&I in connection with CB&I’s Relevant Business prior to the date this Order becomes final; provided, however, that CB&I shall not (i) require the Acquirer to pay compensation for Administrative Services that exceeds the Direct Cost of providing such Administrative Services; (ii) terminate its obligation to provide Administrative Services because of a material breach by the Acquirer of any agreement concerning the provision of Administrative Services, in the absence of a final order of a court of competent jurisdiction; or (iii) seek to limit the damages (such as indirect, special, and consequential damages) that the Acquirer would be entitled to receive in the event of CB&I’s breach of any agreement to provide Administrative Services.

H.	The purpose of the divestiture of New PDM is to remedy the lessening of competition alleged in the Commission’s complaint in Docket No. 9300, to restore the competition lost as a result of the Acquisition, and to ensure the continued operation of the Relevant Business by New PDM and New CB&I in the same manner in which such business was operated at the time of the announcement of the Acquisition.

V.

     It is further ordered that:

A.	If Respondents have not divested, absolutely and in good faith, New PDM within the time and in the manner required by Paragraph IV. A of this Order, the Commission may at any time appoint a Divestiture Trustee, who upon his or her appointment shall undertake to divest, in his or her discretion with the approval of the Commission, either New PDM or New CB&I in a manner that satisfies the purposes and requirements of this Order. In the event the Divestiture Trustee divests New CB&I, the terms of Paragraph IV of this Order shall apply to the divestiture of New CB&I in the same way in which they apply to New PDM.

B.	In the event that the Commission or the Attorney General brings an action pursuant to Section 5(l) of the Federal Trade Commission Act, 15 U.S.C. § 45(l), or any other statute enforced by the Commission, Respondents shall consent to the appointment of a Divestiture Trustee in such action. Neither the appointment of a Divestiture Trustee nor a decision not to appoint a Divestiture Trustee under this Paragraph shall preclude the Commission or the Attorney General from seeking civil penalties or any other available relief, including appointment of a court-appointed Divestiture Trustee, pursuant to Section 5(l) of the Federal Trade Commission Act or any other statute enforced by the Commission, for any failure by the Respondents to comply with this Order.

C.	The Commission shall select any Divestiture Trustee appointed under this Order, subject to the consent of Respondents, which consent shall not be unreasonably withheld. The Divestiture Trustee shall be a Person with experience and expertise in acquisitions and divestitures and may be the same Person as the Monitor Trustee appointed under Paragraph II of this Order. After receiving notice by the Commission’s staff of the identify of any proposed Divestiture Trustee, Respondents shall have ten (10) days in which to submit a written statement to the Commission stating their reasons, if any, for opposing the selection of the Divestiture Trustee. Absent the timely submission of written objections, Respondents shall be deemed to have consented to the selection of the proposed Divestiture Trustee.

D.	If a Divestiture Trustee is appointed by the Commission or a court pursuant to this Paragraph V, Respondents shall consent to the following terms and conditions regarding the Divestiture Trustee’s powers, duties, authority, and responsibilities:

1.	Subject to the prior approval of the Commission, the Divestiture Trustee shall have the exclusive power and authority to effect the divestiture for which he or she has been appointed pursuant to the terms of this Order and in a manner consistent with the purposes of this Order.

2.	Within ten (10) days after appointment of the Divestiture Trustee, Respondents shall execute an agreement that, subject to the prior approval of the Commission and, in the case of a court-appointed Divestiture Trustee, of the court, transfers to the Divestiture Trustee all rights and powers necessary to permit the Divestiture Trustee to effect the divestiture for which he or she has been appointed.

3.	The Divestiture Trustee shall have twelve (12) months from the date the Commission approves the agreement described in Paragraph V.C.2 of this Order to accomplish the divestiture of either New PDM or New CB&I, which shall be subject to the prior approval of the Commission. If, however, at the end of the twelve-month period the Divestiture Trustee has submitted a plan of divestiture or believes that divestiture can be achieved within a reasonable time, the divestiture period may be extended by the Commission or, in the case of a court appointed Divestiture Trustee, by the court.

4.	Respondents shall provide the Divestiture Trustee with full and complete access to the personnel, books, records, and facilities related to the assets to be divested, or to any other relevant information, as the Divestiture Trustee may request. Respondents shall develop such financial or other information as the Divestiture Trustee may reasonably request and shall cooperate with the Divestiture Trustee. Respondents shall take no action to interfere with or impede the Divestiture Trustee’s accomplishment of the divestiture. Any delays in divestiture caused by Respondents shall extend the time for divestiture under this Paragraph in an amount equal to the delay, as determined by the Commission or, for a court-appointed Divestiture Trustee, by the court.

5.	The Divestiture Trustee shall use his or her best efforts to negotiate the most favorable price and terms available in each contract that is submitted to the Commission, but shall divest expeditiously at no minimum price. The divestiture shall be made only to an Acquirer that receives the prior approval of the Commission, and the divestiture shall be accomplished only in a manner that receives the prior approval of the Commission; provided, however, if the Divestiture Trustee receives bona fide offers from more than one acquiring entity, and if the Commission determines to approve more than one such acquiring entity, the Divestiture Trustee shall divest to the acquiring entity or entities selected by Respondents from among those approved by the Commission; provided, further, that Respondents shall select such entity within five (5) business days of receiving written notification of the Commission’s approval.

6.	The Divestiture Trustee shall serve, without bond or other security, at the cost and expense of Respondents, on such reasonable and customary terms and conditions as the Commission or a court may set. The Divestiture Trustee shall have the authority to employ, at the cost and expense of Respondents, such consultants, accountants, attorneys, investment bankers, business brokers, appraisers, and other representatives and assistants as are necessary to carry out the Divestiture Trustee’s duties and responsibilities. The Divestiture Trustee shall account for all monies derived from the divestiture and all expenses incurred. After approval by the Commission and, in the case of a court-appointed Divestiture Trustee, by the court of the account of the Divestiture Trustee, including fees for his or her services, all remaining monies shall be paid at the direction of the Respondents, and the Divestiture Trustee’s power shall be terminated. The Divestiture Trustee’s compensation shall be based at least in significant part on a commission arrangement contingent on the Divestiture Trustee’s divesting the assets.

7.	Respondents shall indemnify the Divestiture Trustee and hold the Divestiture Trustee harmless against any losses, claims, damages, liabilities, or expenses arising out of, or in connection with, the performance of the Divestiture Trustee’s duties, including all reasonable fees of counsel and other expenses incurred in connection with the preparation for or defense of any claim, whether or not resulting in any liability, except to the extent that such losses, claims, damages, liabilities, or expenses result from gross negligence or willful misconduct by the Divestiture Trustee. For purposes of this Paragraph V.C.7, the term “Divestiture Trustee” shall include all Persons retained by the Divestiture Trustee pursuant to Paragraph V.C.6 of this Order.

8.	If the Divestiture Trustee ceases to act or fails to act diligently, the Commission may appoint a substitute Divestiture Trustee in the same manner as provided in this Paragraph V for appointment of the initial Divestiture Trustee.

9.	The Divestiture Trustee shall have no obligation or authority to operate or maintain the assets to be divested.

10.	The Divestiture Trustee shall report in writing to the Commission every sixty (60) days concerning the Divestiture Trustee’s efforts to accomplish the divestiture.

E.	On its own initiative or at the request of the Divestiture Trustee, the Commission (or, in the case of a court-appointed Divestiture Trustee, the court) may issue such additional orders or directions as may be necessary or appropriate to accomplish the divestiture required by this Order.

VI.

     It is further ordered that from the date this Order becomes final until the date New PDM or New CB&I is divested to an Acquirer pursuant to this Order:

A.	Respondents shall take such actions as are necessary to maintain the viability, marketability, and competitiveness of the Relevant Business of New PDM and New CB&I and all their assets, and shall prevent the destruction, removal, wasting, deterioration, sale, disposition, transfer, or impairment of the Relevant Business or the assets, except for ordinary wear and tear.

B.	Respondents shall maintain the operations of the Relevant Business by New PDM and New CB&I in the ordinary course of business and in accordance with past practice (including regular repair and maintenance of the assets of the Relevant Business), and shall use best efforts to preserve the existing relationships with customers, suppliers, vendors, employees, landlords, creditors, agents, and others having business relations with New PDM, New CB&I, and the Relevant Business.

Among other things as may be necessary, Respondents shall:

1.	Use best efforts to maintain and increase sales of the Relevant Business by New PDM and New CB&I, and proportionately to maintain all administrative, technical, and marketing support for the Relevant Business of New PDM and New CB&I at the year 2002 or budgeted levels for the year 2003 (whichever are higher);

2.	Use best efforts to maintain the current workforce and to retain the services of employees and agents relating to New PDM and New CB&I, including payment of bonuses as necessary;

3.	Assure that Respondents’ employees with primary responsibility for managing and operating New PDM and New CB&I are not transferred or reassigned to other areas within Respondents’ organization, except for transfer bids initiated by employees pursuant to Respondents’ regular, established job posting policy;

4.	Provide sufficient working capital to maintain the Relevant Business of New PDM and New CB&I as economically viable and competitive ongoing businesses; and

5.	Except as part of a divestiture approved by the Commission pursuant to this Order, not remove, sell, lease, assign, transfer, license, pledge for collateral, or otherwise dispose of New PDM or New CB&I Relevant Business assets.

C.	Respondents shall cooperate with the Monitor Trustee appointed pursuant to Paragraph II of this Order and any Divestiture Trustee that may be appointed pursuant to Paragraph V of this Order in the performance of his or her obligations.

VII.

     It is further ordered that:

A.	Except in the course of performing their obligations under this Order, Respondents shall not (i) provide, disclose, or otherwise make available any trade secrets or any sensitive or proprietary commercial or financial information relating to New PDM or New CB&I to any Person or (ii) use any such information for any reason or purpose.

B.	Respondents shall disclose trade secrets or sensitive or proprietary commercial or financial information relating to New PDM or New CB&I (i) only in the manner and to the extent necessary to satisfy their obligations under this Order and (ii) only to Persons who agree in writing to maintain the confidentiality of such information.

C.	Respondents shall enforce the terms of this Paragraph VII as to any Person and take such action as is necessary, including training, to cause each such Person to comply with the terms of this Paragraph VII, including any actions that Respondents would take to protect their own trade secrets or sensitive or proprietary commercial or financial information.

VIII.

     It is further ordered that, no later than ten (10) days from the date on which this Order becomes final, Respondents shall provide a copy of this Order to each of Respondents’ officers, employees, or agents having managerial responsibility for any of Respondents’ obligations under this Order.

IX.

     It is further ordered that:

A.	Respondents shall file a verified written report with the Commission setting forth in detail the manner and form in which they intend to comply, are complying, and have complied with this Order (i) no later than thirty (30) days from the date this Order becomes final, (ii) every thirty (30) days thereafter (measured from the due date of the first report under this Order) until the divestiture of New PDM is accomplished, and (iii) thereafter, every sixty (60) days (measured from the date of divestiture) until the Commission’s staff advises Respondents in writing that, based on information available to the staff at that time, Respondents have substantially complied with their obligations under Paragraphs II though VIII of this Order; provided, however, that Respondents shall also file the report required by this Paragraph IX at any other time as the Commission or its staff may require.

B.	Respondents shall include in their compliance reports, among other things required by the Commission, a description of all substantive contacts or negotiations relating to the divestiture required by this Order, the identity of all parties contacted, copies of all written communications to and from such parties, internal documents and communications, and all reports and recommendations concerning the divestiture, the date of divestiture, and a statement that the divestiture has been accomplished in the manner approved by the Commission.

X.

     It is further ordered that Respondents shall notify the Commission at least thirty (30) days prior to any proposed change in Respondents such as dissolution, assignment, sale resulting in the emergence of a successor corporation, or the creation or dissolution of subsidiaries or any other change in any Respondent that may affect compliance obligations arising out of this Order.

XI.

     It is further ordered that for the purpose of determining or securing compliance with this Order, and subject to any legally recognized privilege, and upon written request with reasonable notice, Respondents shall permit any duly authorized representative of the Commission:

A.	Access, during office hours and in the presence of counsel, to all facilities and access to inspect and copy all non-privileged books, ledgers, accounts, correspondence, memoranda, and other records and documents in the possession or under the control of Respondents relating to any matter contained in this Order; and

B.	Upon five (5) days’ notice to Respondents and without restraint or interference from them, to interview their officers, directors, or employees, who may have counsel present, regarding any such matters.

By the Commission.

Donald S. Clark
Secretary
SEAL
ISSUED: December 21, 2004